Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-171647) of NIKE, Inc. of our report dated November 21, 2014 relating to the financial statements of the 401(k) Savings and Profit Sharing Plan for Employees of NIKE, Inc. which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon

November 18, 2015